UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21145	56-1668867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Keilaranta 10, FI-02150 Espoo, Finland
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +358 20 751 8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02        Termination of a Material Definitive Agreement.

On March 28, 2012, Encorium Group, Inc., a Delaware corporation (the “Company”), Encorium Oy, a Finnish company that is wholly-owned by the Company (“Encorium Oy” and together with the Company, the “Encorium Entities”) and Venn Life Sciences Limited, a newly-formed Irish company (“VLS”), terminated the Agreement for the Sale and Purchase of the Entire Issued Share Capital of the Subsidiaries (the “Purchase Agreement”), dated February 10, 2012 among the Encorium Entities, VLS and Ilari Koskelo, a more than 10% shareholder of the Company, brother of the Company’s Vice President of Clinical Operations, and creditor of Encorium Oy.

The Purchase Agreement provided that either party may terminate it if consummation of the transactions contemplated thereby shall not have occurred by February 22, 2012. One of the conditions for the consummation of such transaction was obtaining the consent of a shareholder of Venn Life Sciences Holdings Limited, a shareholder of VLS.  Since such consent was not obtained, the Encorium Entities and VLS, by mutual consent terminated the Purchase Agreement.

The material terms of the Purchase Agreement were disclosed in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 16, 2012.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORIUM GROUP, INC.

	By:	/s/ Kai Lindevall
	Name:	Kai Lindevall
	Title:	Chief Executive Officer
Date: April 2, 2012